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Exhibit 10.1

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

        This Amendment, dated as of December 15, 2002, is made by and between CIBER, INC., a Delaware corporation (the "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the "Lender").

Recitals

        The Borrower and the Lender are parties to a Loan and Security Agreement dated as of September 26, 2001, as amended by a First Modification to Loan and Security Agreement dated as of December 31, 2001, a letter amendment to the Loan and Security Agreement dated as of March 12, 2002, a Third Amendment to Loan and Security Agreement dated as of May 6, 2002, a letter amendment to the Loan and Security Agreement dated as of August 2, 2002 and an Amendment to Loan and Security Agreement dated as of November 8, 2002 (as so amended, the "Loan Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Loan Agreement unless otherwise specified.

        The Borrower desires to borrow additional money to acquire the Target Shares (as defined below) and the Lender desires to lend additional money to Borrower to acquire the Target Shares.

        The Borrower has requested that certain amendments be made to the Loan Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

        1.    Defined Terms.    Capitalized terms used in this Amendment which are defined in the Loan Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

        2.    Section 1.1 of the Loan Agreement is hereby amended by adding or amending, as the case may be, the following subsections to read in their entirety as follows:

    "(nn)    'Acceptance Condition' means the condition to the Offer that valid acceptances are received (and not, where permitted, withdrawn) in respect of not less than 90 per cent in nominal value of the Target Shares to which the Offer relates.

    (oo)    'Acquisition' means the acquisition by Borrower pursuant to the Offer of the entire issued share capital of Target.

    (pp)    'Certain Funds Period' means, notwithstanding any other provision of this Agreement, the period beginning on the date of the Press Release and ending on the earlier of: (a) the date on which the Offer lapses, terminates or is withdrawn; (b) the date on which Borrower has paid for and owns all of the Target Shares or (c) April 29, 2003.

    (qq)    'Clean-Up Period' means the period commencing on the Unconditional Date and ending on the date which is 60 days after the Unconditional Date.

    (rr)    'Code' means the City Code on Takeovers and Mergers.

    (ss)    'Funds Condition' means the condition to the Offer contained in Appendix I, Part A, paragraph (h) of the Press Release.

    (tt)    'Loan Availability' shall mean, at any time Seventy-Five Million Dollars ($75,000,000), subject to reductions in the maximum amount of the Commitment from time to time pursuant to Section 2.8, less the aggregate undrawn face amount of the Letters of Credit.

    (uu)    'Major Breach' means a breach of any of the following provisions of this Agreement:

      (i)
      (A)    Section 5.1(g), but only insofar as the breach relates to the obligation of the Borrower in that section not to (A) "grant a security interest in or suffer to exist a lien on any of its property other than Permitted Liens"; or (B) "sell, lease, transfer or otherwise dispose of any of its property (not to exceed $100,000 per transaction or $250,000 per calendar year) except for the sale of Inventory in the ordinary course of its business"; or

        (B)    Section 6.1, but only insofar as the breach relates to the obligation of the Borrower in that section not to "grant a security interest in any of the Collateral to any other Person";

        except that, for the avoidance of doubt, Borrower may provide cash or cash equivalent security for the purposes of Section 5.1(x);

      (ii)
      Section 4.1(p);

      (iii)
      Sections 5.1(k), (1), (m) or (q); and

      (iv)
      Section 5.2.

    (vv)    'Major Default' means any of the following Events of Default:

      (i)
      Section 8.1(a), (g), (h), (j) and (k);

      (ii)
      Section 8.1 (b) but only insofar as it relates to a Major Breach; or

      (iii)
      Section 8.1(e) but only insofar as it relates to a Major Representation.

    (ww)    'Major Representation' means any of the representations contained within Sections 4.1(g), (n) or (s) but, with respect to Section 4.1(s), only insofar as it relates to the Borrower's failure to be duly organized or to be in good standing in the states of Delaware or Colorado.

    (xx)    'Offer' means the offer by Borrower, whether directly or through its wholly owned subsidiary, to acquire the Target Shares not already owned by Borrower to be contained in the Offer Document and where the context so requires, any subsequent revision, variation, extension or renewal of such offer.

    (yy)    'Offer Document' means the offer document to be addressed to Target Shareholders and any other document containing the terms of the Offer (including for the avoidance of doubt, the announcement of a firm intention to make the Offer pursuant to Rule 2.5 of the Code proposed to be made on or about December 16, 2002).

    (zz)    'Offer Loan' means the single Loan the purpose of which is solely to fund the Acquisition and for no other purpose.

    (aaa)    'Paydown Amount' means an amount equal to the amount required, as of the date the Offer Loan is drawndown, to reduce the sum of (i) the aggregate undrawn face amount of the Letters of Credit, (ii) the aggregate unpaid principal of all Loans outstanding, and (iii) the amount of the Offer Loan, to $50,000,000.

    (bbb)    'Press Release' means the press release to be made by or on behalf of the Borrower announcing the terms of the Offer.

    (ccc)    'Target' means ECSoft Group plc, a public limited company incorporated and having its registered office in England, the shares of which are listed and traded on the London Stock Exchange.

    (ddd)    'Target Group' means the Target and its Subsidiaries.

    (eee)    'Target Shareholders' means the holders of the Target Shares.

    (fff)    'Target Shares' means the existing unconditionally allotted or issued shares in Target and any further shares which may be issued or unconditionally allotted prior to the date on which the Offer closes.

    (ggg)    'Unconditional Date' means the date on which the Offer becomes or is declared unconditional by the Borrower in all respects."

        3.    Section 2.1 of the Loan Agreement is hereby amended to read in its entirety as follows:

    "Section 2.1    Commitment.    Subject to the terms and conditions of this Agreement and the Other Agreements and provided further that Borrower is not in default thereunder, and prior to the Termination Date, Lender shall make Loans and/or issue Letters of Credit to Borrower as Borrower shall from time to time request (the 'Commitment'). The aggregate unpaid principal of all Loans outstanding at any one time shall not exceed Seventy-Five Million Dollars ($75,000,000), subject to reductions in the maximum amount of the Commitment from time to time pursuant to Section 2.8, less the aggregate undrawn face amount of the Letters of Credit. If at any time the outstanding principal balance of the Loans exceeds Loan Availability, Borrower shall immediately, and without the necessity of a demand by Lender, pay to Lender such amount as may be necessary to eliminate such excess."

        4.    Section 2.8(b) of the Loan Agreement is hereby amended to read in its entirety as follows:

    "As of the earlier of April 30, 2003 or the date on which the Paydown Amount is paid in full, the Commitment shall automatically be reduced to Fifty Million Dollars ($50,000,000), as of September 30, 2003, the Commitment shall automatically be reduced to Forty-Seven Million Five Hundred Thousand Dollars ($47,500,000), and as of December 31, 2003, and as of the last Business Day of each calendar quarter thereafter, the Commitment shall automatically be reduced in the amount of Two Million Five Hundred Thousand Dollars ($2,500,000)."

        5.    Article V of the Loan Agreement is hereby amended by adding a new Section 5.2 to read in its entirety as follows:

    "Section 5.2.    Covenants related to the Acquisition.    Until payment in full of the Offer Loan, unless Borrower obtains Lender's prior written consent waiving or modifying any of Borrower's covenants hereunder in any specific instance, Borrower agrees as follows:

    (a)
    Borrower shall not waive or amend either the Acceptance Condition or the Funds Condition without the prior consent in writing of Lender which can be given or withheld in the Lender's sole discretion for any reason whatever (but in respect of the Funds Condition, on the basis that the Lender will treat itself as being bound by Rule 13 of the Code as if it were subject to the jurisdiction of the Takeover Panel).

    (b)
    Borrower shall not increase the purchase price for the Target Shares specified in the Press Release without the prior consent in writing of Lender which can be given or withheld in Lender's sole discretion for any reason whatever.

    (c)
    Borrower shall provide to Lender copies of all announcements relating to the Offer promptly following, but in any case no more than two Business Days following, such announcements being made.

    (d)
    Upon and after the Unconditional Date, Borrower will, and it will cause its Subsidiaries, (to the extent within its control provided that to the extent that it is not within the control of the Borrower it shall use all reasonable endeavours so far as it is able, including, but not limited to, any influence it may have with the board of directors of Target) to maintain immediately available funds held by Target Group or any other

      Subsidiary of Borrower that controls Target in an amount equal to at least the Paydown Amount until such funds in an amount equal to the Paydown Amount are paid to Lender for application to the aggregate unpaid principal of the Loans.

    (e)
    Borrower will direct Lender to fund the Offer Loan to CIBER UK Limited and will procure that CIBER UK Limited holds the Offer Loan until it is required to pay consideration to the Target Shareholders pursuant to the terms of the Offer.

    (f)
    Borrower shall use all reasonable endeavours to settle its obligations to Target Shareholders who have accepted the Offer as at the Unconditional Date pursuant to the terms of the Offer as soon as practicable after the Unconditional Date.

    (g)
    Borrower will not request, nor will Lender be required to make, Loans or issue Letters of Credit from the date on which it makes the Offer Loan to the date on which the Paydown Amount is paid in full.

    (h)
    Borrower will use the proceeds of the Offer Loan solely to fund the Acquisition and for no other purpose."

        6.    Clean-Up Period.    Notwithstanding any term of this Amendment and the Other Agreements, during the Clean-Up Period references to any Affiliate of the Borrower in Section 8.1(c) of the Loan Agreement and the analogous provisions of the Other Agreements will not include any Person which is a member of the Target Group as at the Unconditional Date.

        7.    Certain Funds.

          (a)  Notwithstanding any term of the Loan Agreement as amended by this Amendment, including without limitation Section 2.1 of the Loan Agreement, and the Other Agreements, and except as provided in subparagraph (b) below, during the Certain Funds Period the Lender is not entitled to: (i) refuse to participate in or make available the Offer Loan; (ii) cancel the Commitment; (iii) exercise any right of rescission or similar right or remedy which it may have in relation to the Offer Loan; or (iv) accelerate or cause early repayment of the Offer Loan.

          (b)  The Lender may exercise any of the rights set forth in subparagraph (a) above if (i) the Borrower has not satisfied all of the conditions precedent set forth in Paragraph 10 hereof; (ii) a Major Representation is not correct or will not be correct immediately after the Offer Loan is made; or (iii) a Major Default is outstanding or will result from the making of the Offer Loan provided that such Major Default has not occurred as a result of the Lender taking any action under Article IX of the Agreement as a result of any Event of Default which is not a Major Default.

          (c)  Nothing in this Paragraph 7 will affect the rights of the Lender in respect of any outstanding Event of Default upon expiry of the Certain Funds Period irrespective of whether that Event of Default occurred during the Certain Funds Period or not.

        8.    Consent to Acquisition.    Upon satisfaction of the conditions precedent set forth in Paragraph 10 hereof, the Lender hereby consents to the Offer and the Acquisition and hereby waives any breaches of the Loan Agreement and the Other Agreements arising as result of, or in connection with the Offer and the Acquisition.

        9.    No Other Changes.    Except as explicitly amended by this Amendment, all of the terms and conditions of the Loan Agreement shall remain in full force and effect and shall apply to any Loan or Letter of Credit thereunder. This Amendment complies with Section 11.5 of the Loan Agreement. The Borrower acknowledges that the Lender has not committed to make any further amendments or modifications to the Loan Agreement or any other agreement or instrument beyond the amendments made herein, and that any further amendments or modifications to the Loan Agreement remain in the sole discretion of the Lender.

        10.  Conditions Precedent.    This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

          (a)  The Amended and Restated Promissory Note, duly executed on behalf of the Borrower.

          (b)  Evidence of the inclusion of the Acceptance Condition in the Offer Document.

          (c)  The Offer Document which substantially reflects the terms and conditions of the Press Release, together with any other amendments thereto.

          (d)  A certificate by the President of the Borrower certifying that the Borrower has complied with each of the conditions set forth in the amendment to Section 5.2 provided for in Paragraph 5 above as if each such condition were effective during the period from the date hereof to and including the date on which each of the conditions precedent set forth in this Paragraph 10 are satisfied.

          (e)  A copy of an announcement in accordance with Rule 17.2 of the Code confirming that the Acceptance Condition has been satisfied (and for this purpose, the Borrower acknowledges that it shall not be permitted to waive the Acceptance Condition without the prior consent in writing of the Lender).

          (f)    A written representation from the Borrower that Target holds immediately available funds in an amount equal to at least the Paydown Amount as at the Unconditional Date.

          (g)  A guaranty, properly executed by CIBER UK Limited, pursuant to which CIBER UK Limited unconditionally guarantees the full and prompt payment of all Liabilities.

          (h)  A pledge, properly executed by the Borrower, to the Lender of all of the unconditionally allotted or issued shares in CIBER UK Limited.

          (i)    A pledge, properly executed by the Borrower, to the Lender of the Target Shares held by the Borrower.

          (j)    The Acknowledgment and Agreement of Guarantors set forth at the end of this Amendment, duly executed by each Guarantor.

          (k)  A Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the certificate of incorporation and bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Secretary's Certificate of the Borrower's secretary or assistant secretary dated as of September 24, 2001 continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Secretary's Certificate of the Borrower's secretary dated as of September 24, 2001, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment, the Amended and Restated Promissory Note and all other documents, agreements and certificates on behalf of the Borrower.

          (l)    An opinion of the Borrower's counsel as to the matters set forth in Paragraphs 11(a) and 11(b) hereof and as to such other matters as the Lender shall require.

  Capitalized terms used in Paragraph 6 and this Paragraph 10 which are defined in Paragraph 2 hereof or in the Loan Agreement have the same meanings as defined therein, unless otherwise defined in this Amendment.

        11.  Borrower's Representations and Warranties.    The Borrower hereby represents and warrants to the Lender as follows:

          (a)  The Borrower has all requisite corporate power and authority to execute this Amendment and the Amended and Restated Promissory Note and to perform all of its obligations hereunder, and this Amendment and the Amended and Restated Promissory Note have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

          (b)  The execution, delivery and performance by the Borrower of this Amendment and the Amended and Restated Promissory Note have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the certificate of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

          (c)  All of the representations and warranties contained in Article IV of the Loan Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

        12.  References.    All references in the Loan Agreement to "this Agreement" shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in the Security Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

        13.  No Other Waiver.    Except as set forth in Paragraph 8 hereof, the execution of this Amendment and acceptance of the Amended and Restated Promissory Note and any documents related hereto shall not be deemed to be a waiver of any default or Event of Default under the Loan Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

        14.  Costs and Expenses.    The Borrower hereby reaffirms its agreement under the Loan Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Loan Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

        15.  Miscellaneous.    This Amendment and the Acknowledgment and Agreement of Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION		CIBER, INC.
By:		By:
Name:	John R. Hall	Name:	Mac J. Slingerlend
Its:	Vice President	Its:	President

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

        The undersigned, each a guarantor of the indebtedness of CIBER, INC. (the "Borrower") to Wells Fargo Business Credit, Inc. (the "Lender") pursuant to a separate Guaranty (each, a "Guaranty"), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms and execution thereof; (iii) reaffirms its obligations to the Lender pursuant to the terms of its Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Loan Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under its Guaranty for all of the Borrower's present and future indebtedness to the Lender.

DIGITERRA, INC., a Delaware corporation
By:	/s/
Name:	Mac J. Slingerland
Its:	Chairman of the Board and Vice President
CIBER ASSOCIATES, INC., a Delaware corporation
By:	/s/
Name:	Mac J. Slingerland
Its:	President
CIBER, INTERNATIONAL, INC., a Delaware corporation
By:	/s/
Name:	Mac J. Slingerland
Its:	President and CEO

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  Exhibit 10.1
ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS